UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2005
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McDONALD'S CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

____________________________

One McDonald's Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)

60523
(Zip Code)
_______________________________

Registrant's Telephone Number, Including Area Code: (630) 623-3000

_______________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)   On May 10, 2005, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of McDonald’s Corporation (the "Company") approved an amendment, with an effective date of January 1, 2005, to the Company’s Excess Benefit and Deferred Bonus Plan (the "Excess Plan"). (The Excess Plan was filed as Exhibit 10(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.) The Excess Plan is a non-qualified plan that permits participants to defer a portion of their salary once they have reached certain limits imposed by the Internal Revenue Code for contributions to the Company’s Profit Sharing and Savings Plan ("401(k) Plan") and also allows participants to defer all or a portion of their annual Target Incentive Plan ("TIP") payments.

  The Excess Plan was amended: (i) to allow executives to defer proceeds of certain of their restricted stock units through the Excess Plan; (ii) to allow deferral of Cash Performance Unit Plan payments; (iii) to provide that solicitation for 401(k) Plan and TIP deferrals under the Excess Plan shall be completed on or before June 30 of each calendar year preceding the year the compensation would otherwise have been paid; (iv) to prohibit any withdrawals from the Excess Plan while employed by the Company; (v) to allow both lump sum and installment payments during a period of up to 15 years commencing six months after termination of employment with the Company, with a payment frequency of monthly, quarterly or annually; (vi) to provide that all payment elections will be null and void upon death and the Excess Plan account balance shall be paid in a lump sum six months following death or as soon as the Committee receives acceptable written confirmation of the participant’s death, whichever is earlier; and (vii) to provide that a separate beneficiary election may be made for the Excess Plan. These amendments are intended and will comply with guidance issued by the Internal Revenue Service.

(b)    On May 10, 2005, the Board of Directors approved the Governance Committee’s recommendation to award Andrew J. McKenna, the Company’s non-employee Chairman, with 10,000 restricted stock units, each representing a share of the Company’s common stock, as enhanced compensation in recognition of his responsibilities as Chairman. Mr. McKenna also participates in the Board’s compensation programs for all non-employee directors. The restricted stock units will vest on the later of one year from the May 10, 2005 grant date or upon Mr. McKenna’s retirement from the Board. At vesting, the restricted stock units shall be payable in either shares of the Company’s common stock or the cash equivalent value, in the Company’s discretion.

(c)    On May 20, 2004, upon his retirement from the Board, the Board appointed Donald G. Lubin as Senior Director of the Company for the first year of a three-year term.  (The Senior Director Letter Agreement, dated May 20, 2004, between Mr. Lubin and the Company ("Letter Agreement") was filed as Exhibit 10(k) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.)  On May 10, 2005, the Board appointed Mr. Lubin to another one-year term on the same terms and conditions and pursuant to a Senior Director Letter Agreement, dated May 10, 2005, between Mr. Lubin and the Company, a copy of which is filed as Exhibit 99 and attached hereto.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Senior Director Letter Agreement between Donald G. Lubin and the Company, dated May 10, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION (Registrant)

Date:	May 16, 2005	By: /s/ Gloria Santona
Gloria Santona Corporate Executive Vice President, General Counsel and Secretary

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